Exhibit 10.21

                                   EXHIBIT A

                  AMENDMENT TO EXECUTIVE RETIREMENT AGREEMENT


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                                  AMENDMENT TO
                         EXECUTIVE RETIREMENT AGREEMENT


                  THIS AMENDMENT TO EXECUTIVE RETIREMENT AGREEMENT, made and entered into as of the _____ day of ___________, 1996, by and between Wachovia Corporation (the "Corporation"), a North Carolina corporation, and ____________________ (the "Executive").


                                R E C I T A L S:


                  The  Corporation  and the  Executive  executed  the  Executive
Retirement Agreement as of the _____ day of _____________, 19___ (the "Agreement"). It is deemed advisable to amend the Agreement to provide for the automatic vesting of the Supplemental Benefit upon a change of control of the Corporation, and to update the Agreement to reflect changes in the name of the Committee and the Equalization Plan as defined in the Agreement. In all other respects, the Agreement, as it may have been previously amended, is hereby ratified, confirmed and approved.

                  NOW, THEREFORE, the Corporation and the Executive hereby agree that the Agreement shall be and hereby is amended, effective as of the date hereof, as follows:

                  1. In the Recitals, change the name of the "Compensation, Nominating and Organization Committee" to the "Management Resources and Compensation Committee."

                  2.       Insert the following new material at the end of
         Section 7(a):

         "Notwithstanding the foregoing provisions of this Section 7(a), in the event of a change of control of the Corporation, the Executive shall be vested in the right to receive payment of the Supplemental Benefit under this Agreement, which right shall not be forfeited upon the termination of the Executive for any reason other than for cause as defined in this Section 7(a). In the event the employment of the Executive is terminated at any time following a change in control of the Corporation, the Supplemental Benefit and Spouse's Supplemental Benefit (if any) shall be paid commencing as of the later of the date of the termination of the Executive or the date the Executive attains (or would have attained but for death) the age of fifty-five. For the purposes herein, the term 'change of control' shall have the meaning given such term in the Wachovia Corporation Stock Plan, as it may be hereafter amended."

                  3. In Section 7(k), change the name of the "Wachovia Corporation Retirement Income Benefit Equalization Plan" to the "Wachovia Corporation Retirement Income Benefit Enhancement Plan." Change all references in the Agreement from the "Equalization Plan" to the "Enhancement Plan."

                  4.       Insert the following new sentence at the end of
         Section 7(i):


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         "Upon a change of  control  of the  Corporation  as  defined in Section
         7(a), this Agreement may not be amended or terminated without the express written consent of the Executive."

                  IN WITNESS WHEREOF, this Amendment has been executed on behalf of the Corporation by its duly authorized officers and by the Executive as of the day and year first above written.


                                            WACHOVIA CORPORATION


                                            By: ________________________

                                            Donald R. Hughes, Chairman
                                            Management Resources
                                            and Compensation Committee

ATTEST:

______________________________
Secretary

                                            ____________________________
                                            Executive


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